UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2005

ANGIODYNAMICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-50761	11-3146460
(Commission File Number)	(IRS Employer Identification No.)

603 Queensbury Avenue, Queensbury, New York	12804
(Address of Principal Executive Offices)	(Zip Code)

(518) 798-1215
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 17, 2005, AngioDynamics, Inc. (“AngioDynamics”) entered into a Supply and Distribution Rights Agreement (the “Agreement”) with Bioniche Pharma Group Limited (“Bioniche”).

Under the Agreement, AngioDynamics was appointed the exclusive distributor in the Field (as defined below) in the United States and any other areas as may be agreed to by the parties (the “Territory”) of Bioniche's sodium tetradecyl sulfate product in concentrations of 1% and 3%, and any concentration subsequently approved by the U.S. Food and Drug Administration (the “FDA”), brand name “Sotradecol™”, and any improvements thereto, during the term of the Agreement, together with packaging, labeling and accessories (the “Product”).

The distribution rights cover sales to general surgeons, vascular surgeons, general/vascular surgeons, interventional radiologists, cardiovascular surgeons, cardiothorasic surgeons and cardiologists for the treatment of varicose veins or other vascular indications as may be approved by the FDA (the “Field”). Sotradecol is used in sclerotherapy, a non-surgical procedure to remove varicose veins.

The Agreement also provides AngioDynamics with a right of first negotiation for any additional products developed by Bioniche or its affiliates for use in the Field in the Territory. AngioDynamics has agreed not to distribute, market or sell in the Field in the Territory during the term of the Agreement any other sclerosing agent approved by the FDA for use in the treatment of varicose veins or other vascular indications in the Territory.

The initial term of the Agreement is seven years, with automatic successive three-year renewal terms unless terminated by either party on 120 days' written notice. Under the Agreement, AngioDynamics is required to pay Bioniche a non-refundable fee of $2.3 million, consisting of $1.5 million payable 30 days after the date of the Agreement and $800,000 payable at the end of AngioDynamics' first fiscal quarter in which the first commercial sale of Product is made.

To maintain its exclusive distribution rights, AngioDynamics must purchase minimum quantities of Product in each year of the Agreement. If AngioDynamics fails to do so, Bioniche's sole remedy is to convert the relationship to a non-exclusive distributorship. If a pharmaceutical product containing sodium tetradecyl sulfate or polidocanol as the active ingredient which is approved by the FDA for use in the treatment of varicose veins or other vascular indications in the Territory, other than the Product, is sold in the Field in the Territory by an unaffiliated third party during the term of the Agreement, the annual minimum purchase requirements will automatically be reduced by 50% for the remainder of the Agreement and any renewal term.

Bioniche has agreed to indemnify AngioDynamics against, among other things, any injury, illness or death of any person due to the composition or manufacture of the Product. AngioDynamics has agreed to indemnify Bioniche against, among other things, any claims based on or attributable to any unauthorized modification or alteration of the Product made by AngioDynamics or the combination by AngioDynamics of the Product with any medical device.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2005	ANGIODYNAMICS, INC.

(Registrant)

By:	/s/ Joseph G. Gerardi

Joseph G. Gerardi

Vice President, Chief Financial Officer

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